Exhibit 3-G

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                           OF MET-ED CAPITAL II, L.P.


                  This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of _______, 1998, of Met-Ed Capital II, L.P., a Delaware limited partnership (the "Partnership"), is made by and among Met-Ed Preferred Capital II, Inc., as General Partner, T.G. Howson, as Class A Limited Partner, and the Persons (as defined below) who become limited partners of the Partnership in accordance with the provisions hereof.

                  WHEREAS, Met-Ed Preferred Capital II, Inc. and T.G. Howson have heretofore formed a limited partnership pursuant to the Delaware Act (as defined below), by filing a Certificate of Limited Partnership (as defined below) with the Secretary of State of the State of Delaware on ___________, 1998, and entering into a Limited Partnership Agreement of the Partnership dated as of ____________, 1998 (the "Limited Partnership Agreement"); and

                  WHEREAS, the parties hereto desire to continue the Partnership as a limited partnership under the Delaware Act and to amend and restate the Limited Partnership Agreement in its entirety.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Limited Partnership Agreement in its entirety as follows:


                             ARTICLE I - Definitions
                             -----------------------

                  For purposes of this Agreement, each of the following terms shall have the meaning set forth below (such meaning to be equally applicable to both singular and plural forms of the terms so defined).

                  "Action" shall have the meaning set forth in Section 13.01(b).

                  "Affiliate" shall mean, with respect to the Person to which it refers, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such subject Person.

                  "Agreement" shall mean this Amended and Restated Limited Partnership Agreement, as amended, modified, supplemented or restated from time to time, including, without limitation, by any Action establishing a series of Preferred Partner Interests.

                  "Book Entry Interests" shall mean a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 14.04.

                  "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

                  "Capital  Account" shall have the meaning set forth in Section
4.01. For purposes of determining the Capital Accounts as set forth in Article IV, partnership items shall be computed in the same manner as the Partnership computes its income for Federal income tax purposes, rather than generally accepted accounting principles, except that (1) a distribution in kind of Partnership property shall be treated as a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of distribution, and (2) adjustments shall be made in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), which adjustments shall include any income which is exempt from United States Federal income tax, all
Partnership losses and all expenses properly chargeable to the Partnership, whether deductible or non-deductible and whether described in Section 705(a)(2)(B) of the Code, treated as so described pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), or otherwise.

                  "Certificate" shall mean a certificate substantially in the form attached hereto as Exhibit A, evidencing a Preferred Partner Interest.

                  "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of the Partnership and any and all amendments thereto and restatements thereof filed with the Secretary of State of the State of Delaware.

                  "Class A Limited Partner" shall mean T.G. Howson in his capacity as a limited partner of the Partnership.

                  "Clearing Agency" shall mean an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Agency Participant" shall mean a broker dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
                  "Code" shall mean the United States Internal Revenue Code of 1986 and (unless the context requires otherwise) the rules and regulations promulgated thereunder, as amended from time to time.

                 "Commission" shall mean the Securities and Exchange Commission.

                  "Covered Person" shall mean any Partner, any Affiliate of a Partner or any officers, directors, shareholders, partners, members, employees, representatives or agents of a Partner or their respective Affiliates, or any employee or agent of the Partnership or its Affiliates.

                  "Definitive Certificate" shall have the meaning set forth in
Section 14.04.

                  "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as amended from time to time or any successor statute thereto.

                  "Economic Risk of Loss" shall mean the "economic risk of loss" that any Partner is treated as bearing under Treasury Regulation Section 1.752-2 with respect to any Partnership liability.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Fiscal Year" shall have the meaning set forth in Section 7.01.

                  "General  Partner"  shall  mean  Met-Ed  Preferred,   in  its
capacity as general partner of the Partnership, together with any successor thereto that becomes a general partner of the Partnership pursuant to the terms of this Agreement.

                  "Global Certificate" shall mean a Certificate issued in the form of a typewritten Certificate or Certificates representing the Book Entry Interests to be delivered to a Clearing Agency in accordance with Section 14.04.

                  "Guarantee" shall mean the Payment and Guarantee Agreement to be dated as of __________, 1998 of Met-Ed, as amended or supplemented from time to time, and any additional Payment and Guarantee Agreements entered into by Met-Ed for the benefit of the Preferred Partners.

                  "Indemnified Person" shall mean the General Partner, any Affiliate of the General Partner or any officers, directors, shareholders, partners, members, employees, representatives or agents of the General Partner, or any employee or agent of the Partnership or its Affiliates.

                  "Indenture" shall mean the Indenture to be dated as of _________, 1998, as amended or supplemented from time to time, between Met-Ed and United States Trust Company of New York as Trustee, and any additional Indentures entered into by Met-Ed pursuant to which Subordinated Debentures of Met-Ed are to be issued.

                  "Interest" shall mean the entire partnership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement.

                  "Investment Company Act Event" shall mean the occurrence of a change in law or regulation or a change in an official interpretation of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 40 Act Law") to the effect that the Partnership or the Trust is or will be considered an "investment company" required to be registered under the 1940 Act, which Change in 40 Act Law becomes effective on or after the date of issuance of any series of Preferred Partner Interests; provided that no Investment Company Act Event shall be deemed to have occurred if the Partnership or the Trust, as the case may be, shall have received an opinion of counsel (which may be regular counsel to Met-Ed or an Affiliate, but not an employee thereof), to the effect that Met-Ed and/or the Partnership and/or the Trust have taken reasonable measures, in their discretion, to avoid such Change in 40 Act Law so that in the opinion of such counsel, notwithstanding such Change in 40 Act Law, neither the Partnership nor the Trust is required to be registered as an "investment company" within the meaning of the 1940 Act.

                  "Limited Partners" shall mean the Class A Limited Partner, if any, and the Preferred Partners.

                  "Liquidating   Distributions"   shall  mean  distributions  of
Partnership property made upon a liquidation and dissolution of the Partnership as provided in Article XII.

                  "Liquidation   Distribution"   shall   mean  the   liquidation
preference of each series of Preferred Partner Interests as set forth in the Action for such series.

                  "Liquidating Trustee" shall have the meaning set forth in
Section 12.01.

                  "1940 Act" shall mean the Investment Company Act of 1940, as amended.

                  "Partners" shall mean the General Partner and the Limited Partners.

                  "Partnership" shall mean Met-Ed Capital II, L.P., a limited partnership formed under the laws of the State of Delaware.

                  "Met-Ed" shall mean Metropolitan Edison Company and its successors.

                  "Met-Ed Preferred" shall mean Met-Ed Preferred Capital II, Inc. and its successors.

                  "Person" shall mean any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

                  "Preferred Partner" shall mean a limited partner of the Partnership who holds one or more Preferred Partner Interests.

                  "Preferred Partner Distribution" shall have the meaning set forth in Section 13.02(a)(i).

                  "Preferred Partner Interest Owner" shall mean, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Preferred Partner Interests" shall mean the Interests described in Article XIII.

                  "Purchase Price" shall mean the amount paid for each Preferred Partner Interest.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Special Event" shall mean a Tax Event or an Investment Company Act Event.

                  "Special Representative"  shall have the meaning set forth in
Section 13.02(d).

                  "Subordinated   Debentures"   shall   mean  the   Subordinated
Debentures of Met-Ed issued under the Indenture.

                  "Tax Event" shall mean, with respect to any series of Preferred Partner Interests, that the Partnership shall have obtained an opinion of tax counsel (which may be regular tax counsel to Met-Ed or an Affiliate, but not an employee thereof) to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying any applicable laws or regulations, which amendment or change is effective, or which pronouncement or decision has been issued or rendered, on or after the date of issuance of such series of Preferred Partner Interests, there is more than an insubstantial risk that (i) the Partnership or the Trust is required by applicable tax laws to withhold or deduct amounts with respect to distributions or other payments, (ii) the Partnership or the Trust will be subject to Federal income tax with respect to interest received on the related Subordinated Debentures or the Partnership or the Trust will otherwise not be taxed as a partnership or a grantor trust, as the case may be, or (iii) interest payable by Met-Ed to the Partnership on the related Subordinated Debentures will not be deductible for Federal income tax purposes, or (iv) the Partnership or the Trust is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                  "Tax Matters Partner" shall have the meaning set forth in
Section 7.05.

                  "Transfer" shall mean any transfer, sale, assignment, gift, pledge, hypothecation or other disposition or encumbrance of an interest in the Partnership.

                  "Treasury  Regulations"  shall  mean the final  and  temporary
income  tax   regulations,   as  well  as  the  procedural  and   administrative
regulations, promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

                  "Trust" shall mean Met-Ed Capital Trust, a Delaware business trust, and any additional Trusts created by any Trust Agreements to, among other things, acquire Preferred Partner Interests.

                  "Trust Agreement" shall mean the Amended and Restated Trust Agreement of the Trust, dated ___________, 1998, as amended or supplemented from time to time, and any additional Trust Agreements entered into by the Partnership as grantor.

                  "Trust Securities" shall mean preferred beneficial interests in the Trust, each representing a Preferred Partner Interest.

                  "Trustee" shall mean United States Trust Company of New York or any other trustee under the Indenture.

                  "Underwriting Agreement" shall mean any Underwriting Agreement entered into by the Trust, the Partnership and/or Met-Ed with regard to the sale of Trust Securities, Preferred Partner Interests and/or other securities.


         ARTICLE II - Continuation; Name; Purposes; Term; Definitions
         ------------------------------------------------------------

                  Section  2.01.  Formation.  The  parties  hereto  hereby  join
                                  ---------
together to continue the heretofore formed limited partnership which shall exist under and be governed by the Delaware Act. The Partnership shall make any and all filings or disclosures required under the laws of Delaware or otherwise with respect to its continuation as a limited partnership, its use of a fictitious name or otherwise as may be required. The Partnership shall be a limited partnership among the Partners solely for the purposes specified in Section 2.03 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the business purposes of the Partnership as specified in Section 2.03. No Partner shall have any power to bind any other Partner with respect to any matter except as specifically provided in this Agreement. No Partner shall be responsible or liable for any indebtedness or obligation of any other Partner incurred either before or after the execution of this Agreement. The assets of the Partnership shall be owned by the Partnership as an entity, and no Partner individually shall own any direct interest in the assets of the Partnership.

                  Section  2.02.  Name and  Place of  Business.  The name of the
                                  ----------------------------
Partnership is "Met-Ed Capital II, L.P." The Partnership may operate under the name of "Met-Ed Capital II" and such name shall be used for no purposes other than those set forth herein. The principal place of business of the Partnership shall be Mellon Bank Center, Second Floor, 919 N. Market Street, Wilmington, Delaware, or at such other place as may be selected by the General Partner in its sole and absolute discretion.

                  Section 2.03.  Purposes.
                                 ---------

                  (a) The sole purposes of the Partnership are to issue and sell Interests in the Partnership, including, without limitation, Preferred Partner Interests, and to use the proceeds of all sales of Interests in the Partnership to purchase Subordinated Debentures issued by Met-Ed pursuant to the Indenture, to act as the grantor of the Trust and to effect other similar arrangements permitted by this Agreement, and to engage in any and all activities necessary, convenient, advisable or incidental thereto. The Partnership shall not incur debt for borrowed money.

                  (b) In furtherance of the purposes set forth in Section 2.03(a) and without limiting the generality thereof, the Partnership may issue Preferred Partner Interests for consideration other than cash, including Subordinated Debentures, which consideration shall constitute payment for the Preferred Partner Interests so issued.

                  Section 2.04.  Term. The Partnership was formed on __________,
                                 ----
1998 and shall continue without dissolution through June 30, 2063, unless sooner dissolved as provided in Article XI hereof.

                  Section  2.05.  Qualification  in  Other  Jurisdictions.   The
                                  --------------------------------------
General Partner shall cause the Partnership to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts business. The General Partner shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

                  Section  2.06.   Admission  of  Preferred  Partners.   Without
                                   ---------------------------------
execution of this Agreement, upon receipt by a Person of a Certificate and giving of consideration for the Preferred Partner Interest being acquired by such Person, which shall be deemed to constitute a request by such Person that the books and records of the Partnership reflect its admission as a Preferred Partner, such Person shall be admitted to the Partnership as a Preferred Partner and shall become bound by this Agreement. A Person may also be admitted to the Partnership as a Preferred Partner and become bound by this Agreement by execution of this Agreement (by counterpart or otherwise).

                  Section 2.07.  Records.  The name and mailing  address of each
                                 -------
Partner and the amount contributed to the capital of the Partnership shall be listed on the books and records of the Partnership. The Partnership shall keep such other records as are required by Section 17-305 of the Delaware Act. The General Partner shall update the books and records from time to time as necessary to accurately reflect the information therein.

                       ARTICLE III - Capital Contributions
                       -----------------------------------

                  Section 3.01.  Capital  Contributions.  As of the date of this
                                 ----------------------
Agreement, the General Partner has contributed the amount of $99 to the capital of the Partnership and shall make any further contributions required to satisfy its obligations under Section 3.04. With respect to each Person who is issued a Preferred Partner Interest by the Partnership in connection with the initial issuance by the Partnership of such Preferred Partner Interest, there shall be contributed to the capital of the Partnership an amount equal to the Purchase Price for such Preferred Partner Interest (such amount being such Person's capital contribution to the Partnership).

                  Section 3.02.  Additional  Capital  Contributions.  No Partner
                                 ----------------------------------
shall be required to make any additional contributions or advances to the Partnership except as provided in Section 3.04 or by law.

                  Section 3.03. No Interest or  Withdrawals.  No interest  shall
                                ---------------------------
accrue on any capital contribution made by or on behalf of a Partner, and no Partner shall have the right to withdraw or to be repaid any portions of its capital contributions so made, except as specifically provided in this Agreement.

                  Section  3.04.  Minimum  Capital  Account  Balance  of General
                  --------------------------------------------------------------
Partner.  At all  times  throughout  the term of the  Partnership,  the  General
-------
Partner shall maintain a Capital Account balance equal to at least 3% of the total positive Capital Account balances for the Partnership. If necessary, the General Partner shall immediately make additional contributions to satisfy this requirement, which contributions shall constitute additional capital contributions made by the General Partner.

                  Section 3.05. Partnership Interests. Unless otherwise provided
                                --------------------
herein, the percentage interests of the Partners shall be determined in proportion to the capital contributions of the Partners.

                  Section 3.06.  Interests.  Each Preferred Partner's respective
                                 ---------
Preferred Partner Interests shall be set forth on the books and records of the Partnership. Each Partner hereby agrees that its Interests shall for all purposes be personal property. No Partner has an interest in specific Partnership property. The Partnership shall not issue any additional interest in the Partnership after the date hereof other than General Partner Interests or Preferred Partner Interests. The immediately preceding sentence shall not be construed to limit the effect of Section 10.04 of this Agreement.

                          ARTICLE IV - Capital Accounts
                          -----------------------------

                  Section 4.01. Capital Accounts.  There shall be established on
                  --------------------------------------------------------------
the books of the Partnership a capital account ("Capital Account") for each Partner that shall consist of the initial capital contribution to the Partnership made by such Partner (or such Partner's predecessor in interest), increased by: (a) any additional capital contributions made by such Partner (or predecessor thereof), (b) the agreed value of any property subsequently contributed to the capital of the Partnership by such Partner (or predecessor thereof); and (c) items of income and gain allocated to such Partner (or predecessor thereof). A Partner's Capital Account shall be decreased by: (a) items of loss and deduction allocated to such Partner (or predecessor thereof); and (b) any distributions made to such Partner (or predecessor thereof). In addition to and notwithstanding the foregoing, Capital Accounts shall be maintained at all times in accordance with the Capital Account maintenance rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv).

                  Section  4.02.  Compliance  With  Treasury  Regulations.   The
                                  --------------------------------------
foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704(b) of the Code and Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In the event that the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are determined in order to comply with such regulations, the General Partner may make such modification.


                             ARTICLE V - Allocations
                             -----------------------

                  Section 5.01. Profits and Losses. Each fiscal period, items of
                                ------------------
income,  gain, loss,  deduction or credit of the Partnership  shall be allocated
(i) first, items of income of the Partnership to the Preferred Partners, pro rata in proportion to the number of Preferred Partner Interests held by each Preferred Partner and at the distribution rate specified in the Action for each series of Preferred Partner Interests, in an amount equal to the excess of (a) the Preferred Partner Distributions accrued on such Preferred Partner Interests since their date of issuance through and including the close of the current fiscal period (whether or not paid) over (b) the items of income of the Partnership allocated to the Preferred Partners pursuant to this Section 5.01(i) in all prior fiscal periods; and (ii) thereafter, all remaining items of income, gain, loss, deduction or credit to the General Partner; provided however, that the percentage of items of income, gain, loss, deduction or credit of the Partnership allocated to the General Partner for any fiscal period shall at least equal three percent.

                  Section 5.02.  Allocation  Rules.  For purposes of determining
                                 -----------------
the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner in its sole and absolute discretion using any method that is permissible under Section 706 of the Code and the Treasury Regulations thereunder. The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Partnership income and loss for income tax purposes.

                  Section  5.03.  Adjustments  to Reflect  Changes in Interests.
                                  ----------------------------------------------
Notwithstanding the foregoing, with respect to any Fiscal Year during which any Partner's percentage interest in the Partnership changes, whether by reason of the admission of a Partner, the withdrawal of a Partner, a non-pro rata contribution of capital to the Partnership or any other event described in
Section 706(d)(1) of the Code and the Treasury Regulations issued thereunder, allocations of the items of income, gain, loss, deduction or credit of the Partnership shall be adjusted appropriately to take into account the varying interests of the Partners during such Fiscal Year. The General Partner shall consult with the Partnership's accountants and other advisors and shall select the method of making such adjustments, which method shall be used consistently thereafter.

                  Section 5.04. Tax Allocations.  For purposes of this Article V
                                ---------------
and Federal, state and local income tax purposes, Partnership income, gain, loss, deduction or credit (or any item thereof) for each Fiscal Year shall be determined in accordance with Federal tax accounting principles rather than generally accepted accounting principles and shall be allocated to and among the Partners in order to reflect the allocations made pursuant to the provisions of this Article V for such Fiscal Year (other than allocations of items which are not deductible or are excluded from taxable income), taking into account any variation between the adjusted tax basis and book value of Partnership property in accordance with the principles of Section 704(c) of the Code.

                  Section 5.05.  Qualified  Income Offset.  Notwithstanding  any
                                 -----------------------
other provision hereof, if any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) which creates or increases a deficit in the Capital Account of such Partner (and, for this purpose, the existence of a deficit shall be determined by increasing the Partner's Capital Account by any amounts that the Partner is obligated to restore to the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(C) and reducing the Partner's Capital
Account by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6)), the next available gross income of the Partnership shall be allocated to the Partners having such deficit balances, in proportion to the deficit balances, until such deficit balances are eliminated as quickly as possible. The provisions of this Section 5.05 are intended to constitute a "qualified income offset" within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and implemented as therein provided.


                           ARTICLE VI - Distributions
                           --------------------------

                  Section 6.01. Distributions. Preferred Partners shall receive periodic distributions, if any, in accordance with the applicable terms of the applicable Action creating the series of Preferred Partner Interests held by them, when, as and if declared by the General Partner out of funds held by the Partnership to the extent that the Partnership has cash on hand sufficient to permit such payments and funds legally available therefor. Subject to the rights of the holders of the Preferred Partner Interests, the General Partner shall receive such distributions, if any, as may be declared from time to time by the General Partner.

                Section 6.02.Certain  Distributions  Prohibited. Notwithstanding
                             ----------------------------------
anything in this Agreement to the contrary, all Partnership distributions shall be subject to the following limitations:

                  (a) No distribution shall be made to any Partner if, and to the extent that, such distribution would not be permitted under Section 17-607 of the Delaware Act or other applicable law.

                  (b) No distribution shall be made to any Partner to the extent that such distribution, if made, would create or increase a deficit balance in the Capital Account of such Partner.

                  (c) Other than Liquidating Distributions or as otherwise provided in an Action, no distribution of Partnership property shall be made in kind. Notwithstanding anything in the Delaware Act or this Agreement to the contrary, in the event of a Liquidating Distribution, a Partner may be compelled in accordance with Section 12.01 to accept a distribution of Subordinated Debentures, cash or any other asset in kind from the Partnership even if the percentage of the asset distributed to it exceeds a percentage of that asset which is equal to the percentage in which such Partner shares in distributions from the Partnership.

                  Section 6.03.  Withholding.  The Partnership shall comply with
                                 -----------
all withholding requirements under Federal, state and local law. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to or for the account of any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to or for the account of the Partner. In the event of any claimed overwithholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding.


                    ARTICLE VII - Accounting Matters; Banking
                                  ---------------------------

                  Section 7.01.  Fiscal Year. The fiscal year ("Fiscal Year") of
                                 -----------
the Partnership shall be the calendar year, or such other year as is required by the Code.

                   Section 7.02. Certain Accounting Matters.
                                 --------------------------

                  (a) At all times during the existence of the Partnership, the General Partner shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Partnership. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Partnership shall use the accrual method of accounting for United States Federal income tax purposes. The books of account and the records of the Partnership shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the General Partner.

                  (b) The General Partner shall cause to be prepared, within 90 days after the end of each Fiscal Year of the Partnership, annual financial statements of the Partnership, including a balance sheet of the Partnership as of the end of such Fiscal Year and the related statements of income or loss. The General Partner shall cause such financial statements to be delivered to each Partner that so requests in writing, together with a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes.

                  (c) Notwithstanding anything in this Agreement to the contrary, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from the Partners for such period of time as the General Partner deems reasonable any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by an agreement with a third party to keep confidential.

                  (d) The General Partner may make, or revoke, in its sole and absolute discretion, any elections for the Partnership that are permitted under tax or other applicable laws, including elections under Section 704(c) of the Code, provided that the General Partner shall not make any elections pursuant to
Section 754 of the Code.

                  Section 7.03.  Banking.  The Partnership shall maintain one or
                                 -------
more bank accounts in the name and for the sole benefit of the Partnership. The signatories for such accounts shall be designated by the General Partner. Reserve cash, cash held pending the expenditure of funds for the business of the Partnership or cash held pending a distribution to one or more of the Partners may, but need not, be invested in any manner at the sole and absolute discretion of the General Partner.

                  Section 7.04.  Right to Rely on Authority of General  Partner.
                                 -----------------------------------------------
No Person that is not a Partner, in dealing with the General Partner, shall be required to determine such General Partner's authority to make any commitment or engage in any undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of the authority of the General Partner.

                  Section 7.05. Tax Matters Partner.  The "tax matters partner,"
                                -------------------
as defined in Section 6231 of the Code, of the Partnership shall be the General Partner (the "Tax Matters Partner"). The Tax Matters Partner shall receive no compensation from the Partnership for its services in that capacity. The Tax Matters Partner is authorized to employ such accountants, attorneys and agents as it, in its sole and absolute discretion, deems necessary or appropriate. Any Person who serves as Tax Matters Partner shall not be liable to the Partnership or to any Partner for any action it takes or fails to take as Tax Matters Partner with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Partnership.

                  Section  7.06.  Taxpayer  Information.  Any Person who holds a
                                  ---------------------
Preferred Partner Interest as a nominee for another Person is required to furnish to the Partnership (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (1) a Person that is not subject to United States taxation on its income regardless of source, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (c) the amount and description of Preferred Partner Interest held, acquired or transferred for the beneficial owner; and (d) certain other information, including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.


                            ARTICLE VIII - Management
                            -------------------------

                  Section 8.01.  Management.
                                 -----------

                  (a) The General Partner shall have full and exclusive authority with respect to all matters concerning the conduct of the business and affairs of the Partnership, including (without limitation) the power, without the consent of the Limited Partners, to make all decisions it deems necessary, advisable, convenient or appropriate to accomplish the purposes of the Partnership. The acts of the General Partner acting alone shall serve to bind the Partnership and shall constitute the acts of the Partners.

                  (b) The Limited Partners, in their capacity as such, shall not take part in the management, operation or control of the business of the Partnership or transact any business in the name of the Partnership. In addition, the Limited Partners, in their capacity as such, shall not be agents of the Partnership and shall not have the power to sign or bind the Partnership to any agreement or document. The Limited Partners shall have the right to vote only with respect to those matters specifically provided for in this Agreement. Notwithstanding anything herein to the contrary, the Preferred Partners may exercise all rights provided to them, if any, under this Agreement, the Indenture, the Guarantee and the Delaware Act.

                  (c) The General Partner is authorized and directed to use its best efforts to conduct the affairs of, and to operate, the Partnership in such a way that the Partnership would not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for Federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of Met-Ed for Federal income tax purposes. In this connection, the General Partner is authorized, in its sole and absolute discretion, to take any action not inconsistent with applicable law, the Certificate of Limited Partnership or this Agreement that does not materially adversely affect the interests of holders of Preferred Partner Interests that the General Partner determines in its sole and absolute discretion to be necessary, advisable or desirable for such purposes.

                  Section 8.02. Fiduciary Duty.
                                --------------

                  (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Agreement or the advice of counsel selected by the Indemnified Person in good faith. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

                  (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner, the Indemnified Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, the advice of counsel selected by the Indemnified Person in good faith, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

                  (c) Whenever in this Agreement an Indemnified Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Indemnified Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other

Person, or (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

                  Section 8.03. Specific  Obligations  of the  General  Partner.
                  --------------------------------------------------------------
The General Partner hereby undertakes:

                  (a) to devote to the affairs of the Partnership so much of its time as shall be necessary to carry on properly the Partnership's business and its responsibilities hereunder;

                  (b) subject to the terms of this Agreement, to cause the Partnership to do or refrain from doing such acts as shall be required by Delaware law in order to preserve the valid existence of the Partnership as a Delaware limited partnership and to preserve the limited liability of the Limited Partners;

                  (c) to pay directly (without any obligation to first exhaust the assets of the Partnership) (i) all of the costs and expenses of the Partnership (including, without limitation, costs and expenses relating to the organization of, and offering of Preferred Partner Interests in, the Partnership and costs and expenses relating to the operation of the Partnership, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and costs and expenses incurred in connection with the acquisition, financing, and disposition of Partnership assets) and (ii) all expenses of the Trust, any trustee thereof and of the Partnership as grantor of the Trust;

                  (d)  to  take  such  action  as  it,  in  good  faith,   deems
appropriate and consistent with the terms of this Agreement to enforce the Partnership's rights under the Subordinated Debentures and the Indenture; and

                  (e) to provide promptly to any trustee of the Trust a copy of any notice of Default received by the General Partner pursuant to Section 7.05 of the Indenture.

                  Section  8.04.  Powers of the  General  Partner.  The  General
                                  ----------------------------------------------
Partner shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have the power and authority without any further act, approval or vote of any Partner to:

                  (a) cause the Partnership to issue Interests, including Preferred Partner Interests, and determine classes and series thereof, in accordance with this Agreement;

                  (b) act as, or appoint another Person to act as, registrar and transfer agent for the Preferred Partner Interests;

                  (c) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, distributions and voting rights and declare distributions and make all other required payments on General Partner, Class A Limited Partner and Preferred Partner Interests as the Partnership's paying agent;

                  (d) enter into and perform one or more Underwriting Agreements and use the proceeds from the issuance of the Interests to purchase the Subordinated Debentures, in each case on behalf of the Partnership;

                  (e) bring and defend on behalf of the Partnership actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

                  (f) employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants and pay reasonable compensation for such services;

                  (g) redeem each series of Preferred Partner Interests (which shall constitute a return of capital and not a distribution of income) in accordance with its terms and/or to the extent that the related series of Subordinated Debentures is redeemed or reaches maturity;

                  (h) take such action as may be necessary or appropriate to permit the withdrawal and redeposit of Preferred Partner Interests as provided for in the Trust Agreement;

                  (i) enter into and perform one or more Trust Agreements or other organizational documents relating to the creation of one or more Preferred Partners that will own Preferred Partner Interests, including by entering into and performing agreements or documents referred to in such Trust Agreements or other organizational documents, in each case on behalf of the Partnership; and

                  (j) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary, convenient, advisable or incidental to the foregoing.

                  The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in, or precluded by, this Agreement.

                  Section 8.05.  Independent  Affairs.  Any Partner or Affiliate
                                 --------------------
thereof may engage in or possess an interest in any other business venture of whatever nature and description, independently or with others, wherever located and whether or not comparable to or in competition with the Partnership or the General Partner, or any Affiliate thereof, and neither the Partnership nor any of the Partners shall, by virtue of this Agreement, have any rights with respect to, or interests in, such independent ventures or the income, profits or losses derived therefrom. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                  Section  8.06.  Meetings  of  the  Partners.  Meetings  of the
                                  ---------------------------
Partners of any class or series or of all classes or series of the Partnership's Interests may be called at any time by the Partners holding 10% in liquidation preference of such class or series of Interests, or of all classes or series of Interests, as the case may be, or as provided in any Action establishing a series of Preferred Partner Interests. Except to the extent otherwise provided in any such Action, the following provisions shall apply to meetings of
Partners:

                  (a) Notice of any meeting shall be given to all Partners not less than ten (10) business days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or by written consent.

                  (b) Each Partner may authorize any Person to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

                  (c) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

                  (d) Subject to the provisions of this Section 8.06, the General Partner, in its sole and absolute discretion, shall establish all other provisions relating to meetings of Partners, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote; provided, however, that unless the General Partner has established a lower percentage, a majority of the Partners entitled to vote thereat shall constitute a quorum at all meetings of the Partners.

                  Section 8.07.Net Worth of General  Partner.  By  execution  of
                               -----------------------------
this Agreement, the General Partner represents and covenants that (a) as of the date hereof and at all times during the existence of the Partnership it will maintain a fair market value net worth (determined in accordance with generally accepted accounting principles) of at least ten percent (10%) of the total contributions to the Partnership less any redemptions, throughout the life of the Partnership, in accordance with Rev. Proc. 89-12, 1989-1 C.B. 798, and Rev. Proc. 92-88, 1992-2 C.B. 496, or such other amount as may be required from time to time pursuant to any amendment, modification or successor to Rev. Proc. 89-12 and Rev. Proc. 92-88 (such net worth being computed excluding any interest in, or receivable due from, the Partnership and including any income tax liabilities that would become due by the General Partner upon disposition by the General Partner of all assets included in determining such net worth), and (b) it will not make any voluntary dispositions of assets which would reduce the net worth below the amount described in (a).

                  Section 8.08.  Restrictions on General Partner. So long as any
                                 -------------------------------
series of Subordinated Debentures are held by the Partnership, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the holders of the Subordinated Debentures or the Trustee with respect to such series, (ii) waive any past default which is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all of a series of Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of not less than [a majority] of the aggregate stated liquidation preference of all series of Preferred Partner Interests affected thereby, acting as a single class (or the Special Representative acting on their behalf); provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Partner Interests affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Partner Interests. The General Partner shall notify all holders of such Preferred Partner Interests of any notice of default received from the Trustee with respect to such series of Subordinated Debentures. In addition, the General Partner will not permit or cause the Partnership to file a voluntary petition in bankruptcy without the approval of the holders of not less than [a majority] of the aggregate stated liquidation preference of the outstanding Preferred Partner Interests.


ARTICLE IX - Liability and Indemnification
------------------------------------------

                  Section 9.01. Partnership Expenses and Liabilities.
                                -------------------------------------

                  (a) Except as provided in the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the other Partners. Except as provided in the Delaware Act or this Agreement, the General Partner shall have the liabilities of a partner in a partnership without limited partners to the Partnership and to the other Partners.

                  (b) Except as otherwise expressly required by law, a Limited Partner, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions to the Partnership, (ii) its share of any assets and undistributed profits of the Partnership, and (iii) the amount of any distributions wrongfully distributed to it.

                  Section  9.02.  No  Liability.  Except as otherwise  expressly
                                  -------------
provided by the Delaware Act or in Section 9.01(a), no Covered Person shall be liable to the Partnership or to any other Partner for any act or omission performed or omitted pursuant to the authority granted to it hereunder or by law, or from a loss resulting from any mistake or error in judgment on its part or from the negligence, dishonesty, fraud or bad faith of any employee, independent contractor, broker or other agent of the Partnership, provided that such act or omission, such mistake or error in judgment or the selection of such employee, independent contractor, broker or other agent, as the case may be, did not result from the willful misconduct, gross negligence or fraud of such Covered Person. Any Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

                  Section 9.03. Indemnification. To the fullest extent permitted
                                ---------------
by applicable law, except as set forth in Section 8.03(c), an Indemnified Person shall be entitled to indemnification from the Partnership for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of willful misconduct, gross negligence or fraud with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.03 shall be provided out of and to the extent of Partnership assets only, and except as otherwise expressly provided in Section 9.01(a) or by the Delaware Act, no Covered Person shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 9.03.


                  ARTICLE X - Withdrawal; Transfer Restrictions
                  ---------------------------------------------

                  Section  10.01.  Transfer  by General  Partner;  Admission  of
                  --------------------------------------------------------------
Substituted  General Partner.  The General Partner may not Transfer its Interest
----------------------------
(in whole or in part) to any Person without the consent of all other Partners, provided that the General Partner may, without the consent of any Partner, Transfer its Interest to Met-Ed or any direct or indirect wholly owned subsidiary of Met-Ed. Notwithstanding anything else herein, the General Partner may merge with or into another Person, may permit another Person to merge with or into the General Partner and may Transfer all or substantially all of its assets to another Person if the General Partner is the survivor of such merger or the Person into which the General Partner is merged or to which the General Partner's assets are transferred is a Person organized under the laws of the United States or any state thereof or the District of Columbia. The General Partner shall have the right to admit the assignee or transferee of its Interest which is permitted hereunder as a substituted or additional general partner of the Partnership, with or without the consent of the Limited Partners. Any such assignee or transferee of all or a part of the Interest of a General Partner shall be deemed admitted to the Partnership as a general partner of the Partnership immediately prior to the effective date of such Transfer, and such additional or successor general partner of the Partnership is hereby authorized and shall continue the business of the Partnership without dissolution.

                  Section  10.02.  Withdrawal of Limited  Partners.  A Preferred
                                   -------------------------------
Partner may not withdraw from the Partnership prior to the dissolution and winding up of the Partnership except upon the assignment of its Preferred
Partner Interests (including any redemption, repurchase, exchange or other acquisition by the Partnership), as the case may be, in accordance with the provisions of this Agreement. Any Person who has been assigned one or more Interests shall provide the Partnership with a completed Form W-9 or such other documents or information as are requested by the Partnership for tax reporting purposes. A withdrawing Preferred Partner shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Preferred Partner Interest except as otherwise expressly provided in this Agreement.

                  Section 10.03. Withdrawal of Class A Limited Partner. Upon the
                                 -------------------------------------
admission of at least one Preferred Partner as a Limited Partner of the Partnership, the Class A Limited Partner shall be deemed to have withdrawn from the Partnership as a limited partner of the Partnership, and upon such withdrawal, the Class A Limited Partner shall have its capital contribution returned to it without any interest or deduction and shall have no further interest in the Partnership.

                  Section  10.04.  Withdrawal or Redeposit of Preferred  Partner
                                   ---------------------------------------------
Interests.  Nothing in this Article X or elsewhere in this Agreement (including,
---------
without limitation, Article XIV) shall restrict or limit the right of any Person to withdraw or redeposit Preferred Partner Interests represented by Trust Securities and to be admitted to the Partnership as a limited partner of the Partnership or to withdraw as a limited partner of the Partnership in connection with such withdrawal or redeposit, as the case may be, as provided for in the Trust Agreement.


                   ARTICLE XI - Dissolution of the Partnership
                   -------------------------------------------

                  Section 11.01 .No  Dissolution.  The   Partnership  shall  not
                                 ---------------
be dissolved by the admission of additional or successor Partners in accordance with the terms of this Agreement. The death, withdrawal, incompetency, bankruptcy, dissolution or other cessation to exist as a legal entity of a Limited Partner, or the occurrence of any other event that terminates the Interest of a Limited Partner in the Partnership, shall not in and of itself cause the Partnership to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of any such event, the General Partner may, without any further act, vote or approval of any Partner, subject to the terms of this Agreement, admit any Person to the Partnership as an additional or substitute Limited Partner, which admission shall be effective as of the date of the occurrence of such event, and the business of the Partnership shall be continued without dissolution.

                  Section 11.02.  Events Causing  Dissolution.  The  Partnership
                                  ---------------------------
shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                  (a) The expiration of the term of the Partnership,as provided in Section 2.04 hereof;

                  (b) The withdrawal, removal or bankruptcy of the General Partner or Transfer (other than a grant of a security interest) by the General Partner of its entire Interest in the Partnership when the assignee is not admitted to the Partnership as an additional or successor General Partner in accordance with Section 10.01 hereof, or the occurrence of any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Delaware Act, provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (b) if (i) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to, and agrees to, and does carry on the business of the Partnership, or (ii) within ninety days after the occurrence of such event, a majority in Interest of the remaining Partners (or such greater percentage in Interest as is required by the Delaware Act) agree in writing or by vote to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership;

                  (c) The entry of a decree of judicial dissolution under the Delaware Act;

                  (d) The bankruptcy, liquidation or dissolution and winding up of Met-Ed;

                  (e) The written consent of the General Partner and all of the Preferred Partners;

                  (f) In the sole and absolute discretion of the General Partner upon the happening of a Special Event (subject to any limitations set forth in an Action); or

                  (g) In accordance with Section 13.02(f).

                  Section 11.03. Notice of Dissolution.  Upon the dissolution of
                                 ---------------------
the Partnership, the General Partner shall promptly notify the Partners of such dissolution.


                 ARTICLE XII - Liquidation of Partner Interests
                 ----------------------------------------------

                  Section   12.01.   Liquidation.   Upon   dissolution   of  the
                                     -----------
Partnership, the General Partner, or, in the event that the dissolution is caused by an event described in Section 11.02(b) and there is no other General Partner, a Person or Persons who may be approved by Preferred Partners holding not less than a majority in liquidation preference of the Preferred Partners Interests, as liquidating trustee (the "Liquidating Trustee"), shall immediately commence to wind up the Partnership's affairs; provided, however, that a reasonable time shall be allowed for the orderly winding up of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon a liquidation. The Preferred Partners shall continue to share profits and losses during liquidation in the same proportions, as specified in Articles V and VI hereof, as before liquidation. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

                  (a) to creditors of the Partnership, including Preferred Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners;

                  (b) to the holders of Preferred Partner Interests of each series then outstanding in accordance with the terms of this Agreement or the Action or Actions for such Series; and

                  (c) to all Partners in accordance with their respective positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

                  Section 12.02.  Termination.  The Partnership  shall terminate
                                  -----------
when all of the assets of the Partnership have been distributed in the manner provided for in this Article XII, and the Certificate of Limited Partnership shall have been cancelled in the manner required by the Delaware Act.

                  Section  12.03.  Duty of  Care.  The  General  Partner  or the
                                   --------------
Liquidating Trustee, as the case may be, shall not be liable to the Partnership or any Partner for any loss attributable to any act or omission of the General Partner or the Liquidating Trustee, as the case may be, taken in good faith in connection with the liquidation of the Partnership and distribution of its assets in belief that such course of conduct was in or not opposed to the best interest of the Partnership. The General Partner or the Liquidating Trustee, as the case may be, may consult with counsel and accountants with respect to liquidating the Partnership and distributing its assets and shall be justified in acting or omitting to act in accordance with the written opinion of such counsel or accountants, provided they shall have been selected with reasonable care.

                  Section 12.04. No Liability for Return of Capital. The General
                                 ----------------------------------
Partner and its respective officers, directors, members, shareholders, employees, representatives, agents, partners and Affiliates shall not be personally liable for the return of the capital contributions of any Partner to the Partnership. No Partner shall be obligated to restore to the Partnership any amount with respect to a negative Capital Account.


                   ARTICLE XIII - Preferred Partner Interests
                   ------------------------------------------

                  Section 13.01. Preferred Partner Interests.
                                 ----------------------------

                  (a) The aggregate number of Preferred Partner Interests which the Partnership shall have authority to issue is unlimited. Each series of Preferred Partner Interests shall rank equally and all Preferred Partner Interests shall rank senior to all other Interests in respect of the right to receive distributions and the right to receive payments out of the assets of the Partnership upon voluntary or involuntary dissolution and winding up of the Partnership. The issuance of any Interests ranking senior to the Preferred Partner Interest shall be deemed to materially adversely affect the rights of the Preferred Partner Interests under this Agreement.

                  (b) The General Partner on behalf of the Partnership is authorized to issue Preferred Partner Interests, in one or more series, having such designations, rights, privileges, restrictions and other terms and provisions, whether in regard to distributions, return of capital or otherwise, as may from time to time be established in a written action or actions (each, an "Action") of the General Partner providing for the issue of such series. In connection with the foregoing, the General Partner is expressly authorized, prior to issuance, to set forth in an Action or Actions providing for the issue of such series, the following:

                           (i) The distinctive designation of such series which shall distinguish it from other series;

                           (ii) The number of Preferred Partner Interests included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series;

                           (iii) The Preferred Partner Distribution rate (or method of determining such rate) for Preferred Partner Interests of such series and the first date upon which such Preferred Partner Distribution shall be payable;

                           (iv) The amount or amounts which shall be paid out of the assets of the Partnership to the holders of such series of Preferred Partner Interests upon voluntary or involuntary dissolution and winding up of the Partnership;

                           (v) The price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Partner Interests of such series may be redeemed or purchased, in whole or in part, at the option of the Partnership;

                           (vi) The obligation of the Partnership to purchase or redeem Preferred Partner Interests of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Partner Interests of such series shall be redeemed, in whole or in part, pursuant to such obligation;

                           (vii) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, upon which the Preferred Partner Interests of such series shall be convertible or exchangeable at the option of the Preferred Partner, or the Partnership, into any other Interests or securities or other property or cash or into any other series of Preferred Partner Interests;

                           (viii) The voting rights, if any, of the Preferred Partner Interests of such series in addition to those required by law and set forth in this Agreement, and any requirement for the approval by the Preferred Partner Interests, or of the Preferred Partner Interests of one or more series, or of both, as a condition to specified Actions or amendments to this Agreement; and

                           (ix) Any other relative rights, powers, preferences or limitations of the Preferred Partner Interests of the series not inconsistent with this Agreement or with applicable law.

                  In connection with the foregoing and without limiting the generality thereof, the General Partner is hereby expressly authorized, without the vote or approval of any other Partner or any other Person, to take any Action to create under the provisions of this Agreement a series of Preferred Partner Interests that was not previously outstanding. Without the vote or approval of any other Partner or any other Person, the General Partner may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the issue from time to time of Preferred Partner Interests in one or more series as shall be necessary, convenient or desirable to reflect the issue of such series. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or permissible in connection with any future issuance, including compliance with any statute, rule, regulation or guideline of any Federal, state or other governmental agency or any securities exchange.

                  Any Action or Actions taken by the General Partner pursuant to the provisions of this paragraph (b) shall be deemed an amendment and supplement to and part of this Agreement.

                  (c) Except as otherwise provided in this Agreement or in any Action in respect of any series of the Preferred Partner Interests and as otherwise required by law, all rights to the management and control of the Partnership shall be vested exclusively in the General Partner.

                  (d) No holder of Interests shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive or similar right with respect to, any part of any new or additional issue of Interests of any class or series whatsoever, or of securities convertible into any Interests of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution. Any Person acquiring Preferred Partner Interests shall be admitted to the Partnership as a Preferred Partner upon compliance with Section 2.06.

                  Section   13.02.   Terms  of  Preferred   Partner   Interests.
                                     ------------------------------------------
Notwithstanding  anything  else in any  Action to the  contrary,  all  Preferred
Partner Interests of the Partnership shall have the following voting rights, preferences, participating, optional and other special rights and the qualifications, limitations or restrictions of, and other matters relating to, the Preferred Partner Interests as set forth below in this Section 13.02.

                  (a)  Distributions.
                       --------------

                           (i) The Preferred Partners shall be entitled to receive, when, as and if declared by the General Partner out of funds held by the Partnership to the extent that the Partnership has cash on hand sufficient to permit such payments and funds legally available therefor, cumulative cash distributions ("Preferred Partner Distributions") at a rate per annum established by the General Partner, calculated on the basis of a 360-day year consisting of twelve
                           (12) months of thirty (30) days each, and for any shorter period, Preferred Partner Distributions will be computed on the basis of the actual number of days elapsed in such period, and payable in United States dollars, in arrears, with a payment frequency determined by the General Partner at the time of issuance. In the event that any date on which Preferred Partner Distributions are payable is not a Business Day, then payment of such Preferred Partner Distribution will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Such Preferred Partner Distributions will accrue and be cumulative from the original date of issue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Partnership legally available for the payment of distributions, or whether they are deferred.

                           (ii) If  distributions  have not been paid in full on
                           any  series  of  Preferred  Partner  Interests,   the
                           Partnership may not:

                           (A) pay or declare and set aside for payment, any distributions on any other series of Preferred Partner Interests unless the amount of any distributions paid or declared on any Preferred Partner Interests is paid or declared on all Preferred Partner Interests then outstanding on a pro rata basis, on the date such distributions are paid or declared, so that

                                      (1)   (x)   the   aggregate    amount   of
                                    distributions   paid  or  declared  on  such
                                    series of Preferred Partner Interests bears to (y) the aggregate amount of distributions paid or declared on all such Preferred Partner Interests outstanding the same ratio as

                                      (2) (x) the  aggregate of all  accumulated
                                    arrears of unpaid  distributions  in respect
                                    of  such   series   of   Preferred   Partner
                                    Interests bears to (y) the aggregate of all accumulated arrears of unpaid distributions in respect of all such Preferred Partner Interests outstanding;

                           (B) pay or declare any distribution on any general partner Interest; or

                           (C)  redeem,   purchase  or  otherwise   acquire  any
                           Preferred Partner Interests or any general partner Interests;

until, in each case, such time as all accumulated and unpaid distributions on all series of Preferred Partner Interests shall have been paid in full for all distribution periods terminating on or prior to, in the case of clauses (A) and
(B), such payment and, in the case of clause (C), the date of such redemption, purchase or acquisition.

                  (b) Notice of Redemption.
                      ---------------------

                           (i) The Partnership may not redeem any outstanding Preferred Partner Interests unless all accumulated and unpaid distributions have been paid on all Preferred Partner Interests for all distribution periods terminating on or prior to the date of redemption.

                           (ii)   Notice  of  any   redemption   (a  "Notice  of
                           Redemption") of a series of Preferred Partner Interests will be given by the Partnership by mail to each record holder of such series of Preferred Partner Interests to be redeemed not fewer than thirty (30) nor more than ninety (90) days prior to the date fixed for redemption thereof; provided that not fewer than forty (40) days' notice will be given with respect to the redemption of any Preferred Partner Interests held by the Trust or any trustee thereof. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (b)(ii), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, or on the date it was delivered in person, receipt acknowledged to the record holders of such series of Preferred Partner Interests. Each Notice of Redemption shall be addressed to the record holders of such series of Preferred Partner Interests at the address appearing in the books and records of the Partnership. No defect in the Notice of Redemption or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

                           (iii) Notwithstanding the foregoing, however, any Notice of Redemption in connection with an optional redemption may state that it is subject to the receipt by the Partnership of redemption funds on or before such date fixed for redemption, which Notice of Redemption shall be of no effect unless such funds are so received on or before such date. If Notice of Redemption shall have been given and, by 12:00 noon, New York time, on the redemption date specified therein, (i) if the Preferred Partner Interests are then owned by The Depository Trust Company or its successor securities depository, the Partnership shall have irrevocably deposited with The Depository Trust Company or such successor securities depository funds sufficient to pay the applicable Redemption
                           Price and shall have given The Depository Trust Company or its successor securities depository irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Partner Interests, or (ii) otherwise, if the Partnership shall have made payment of the Redemption Price to the holders of Preferred Partner Interests, then on the date of such deposit or payment, all rights of the Preferred Partner Interest Owners and the holders of such series of Preferred Partner Interests so called for redemption will cease, except the right to receive the Redemption Price, but without interest. In the event that any date fixed for redemption of such series of Preferred Partner

                           Interests is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of a series of Preferred Partner Interests is not made either by the Partnership or by Met-Ed pursuant to the Guarantee pertaining to the series of Preferred Partner Interests, distributions on such series of Preferred Partner Interests will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

                           (iv) In the event that less than all the outstanding series of Preferred Partner Interests are to be redeemed, the series of Preferred Partner Interests to be redeemed will be selected (i) if the Preferred Partner Interests are then owned of record by The Depository Trust Company or its successor securities depository, according to a determination by The Depository Trust Company or such successor securities depository or (ii) otherwise, pro rata, by lot or by other equitable means. Subject to applicable law, Met-Ed or its subsidiaries may at any time and from time to time purchase outstanding Preferred Partner Interests by tender, in the open market or by private agreement. If a partial redemption or a purchase of outstanding Preferred Partner Interests by tender, in the open market or by private agreement would result in a delisting of a series of Preferred Partner Interests from any national securities exchange on which the series of Preferred Partner Interests are then listed, the Partnership may then only redeem or purchase the series of Preferred Partner Interests in whole.

                  (c) Liquidation  Distribution.  If, upon any liquidation,  the
                      -------------------------
Liquidation Distribution on a series of Preferred Partner Interests can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate liquidation distributions on all Preferred Partner Interests then outstanding, then the amounts payable directly by the Partnership on such series of Preferred Partner Interests and on all other Preferred Partner Interests then outstanding shall be paid on a pro rata basis, so that

                           (i) (A) the aggregate amount paid in respect of the Liquidation Distribution bears to (B) the aggregate amount paid as liquidation distributions on all other Preferred Partnership Interests then outstanding the same ratio as

                           (ii) (A) the aggregate Liquidation Distribution bears to (B) the aggregate maximum liquidation distributions on all other Preferred Partner Interests then outstanding.

                  (d) Voting  Rights.  Notwithstanding  anything in Section 8.01
                      -------------
hereof or elsewhere in this Agreement to the contrary, if (i) the Partnership fails to pay distributions in full on a series of Preferred Partner Interests for eighteen (18) consecutive months; (ii) an event of default as defined in the Indenture occurs and is continuing; or (iii) Met-Ed is in default on any of its payment or other obligations under the Guarantee, then the holders of such Preferred Partner Interests, together with the holders of all other series of
Preferred Partner Interests acting as a single class, will be entitled, by a vote of the majority of the aggregate stated liquidation preference of outstanding Preferred Partner Interests, to appoint and authorize a special representative of the Partnership and the Preferred Partners (the "Special Representative") to enforce the Partnership's rights under the Subordinated Debentures and the Indenture, including, without limitation, after failure to pay interest for sixty (60) consecutive months, the payment of interest on the Subordinated Debentures, and to enforce the obligations of Met-Ed under the Guarantee. If a Special Representative has been appointed, the Special
Representative shall have the exclusive right to enforce, or direct the enforcement of, the Partnership's rights under the Subordinated Debentures and the Indenture. Notwithstanding anything in this Agreement to the contrary, including, without limitation, the immediately preceding sentence, nothing in this Agreement shall be deemed to adversely affect the right of a Preferred Partner or an assignee of a Preferred Partner Interest to bring a derivative action in accordance with and subject to Subchapter X of the Delaware Act.

                  In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and for the avoidance of any doubt concerning the powers of the Special Representative, any Special Representative, in its own name, in the name of the Partnership, in the name of the Preferred Partners or otherwise, may, to the fullest extent permitted by law, institute or cause to be instituted any proceedings, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Partnership's or the Preferred Partners' rights directly against Met-Ed (including, without limitation, the Partnership's rights under the Indenture or as a holder or beneficial owner of the Subordinated Debentures), or any other obligor in connection with such obligations on behalf of the Partnership or the Preferred Partners, and may prosecute such proceeding to final judgment or decree, including any appeals thereof, and enforce the same against Met-Ed or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of Met-Ed or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law. The Special Representative shall not by virtue of acting in such capacity be admitted as a general partner in the Partnership or otherwise be deemed to be a general partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

                  For purposes of determining whether the Partnership has failed to pay distributions in full for eighteen (18) consecutive months, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are declared and paid with respect to all distribution periods terminating on or prior to the date of payment of such full cumulative distributions. Subject to requirements of applicable law, not later than thirty (30) days after such right to appoint a Special Representative arises, the General Partner will convene a general meeting for the above purpose. If the General Partner fails to convene such meeting within such 30-day period, the Preferred Partners who hold 10% of the aggregate stated liquidation preference of such outstanding series of Preferred Partner Interests will be entitled to convene such meeting. The provisions of this Agreement relating to the convening and conduct of meetings of Partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to act in such capacity immediately if the Partnership (or Met-Ed pursuant to the Guarantee) shall have paid in full all accumulated and unpaid distributions on the Preferred Partner Interests or such default or breach by Met-Ed, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Representative, Met-Ed shall retain all rights under the Indenture, including the right to extend the interest payment period on the Subordinated Debentures as provided in the Indenture.

                  If any proposed amendment of this Agreement provides for, or the General Partner otherwise proposes to effect any action which would materially adversely affect the powers, preferences or special rights of such series of Preferred Partner Interests, then holders of the outstanding series of Preferred Partner Interests will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and, in the case of an amendment or action which would equally materially adversely affect the powers, preferences or special rights of any other series of outstanding Preferred Partner Interests, all holders of all such series of Preferred Partner Interests, will be entitled to vote together as a class on such amendment or action of the General Partner (but not on any other amendment or action), and such amendment or action shall not be effective except with the approval of Preferred Partners holding not less than [a majority] of the aggregate stated liquidation preference of such outstanding series of Preferred Partner Interests. Except as otherwise provided under Section 11.02 or the Delaware Act, the Partnership will be dissolved and wound up only with the consent of the holders of all Preferred Partner Interests outstanding.

                  The powers, preferences or special rights of a series of Preferred Partner Interests will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further series of Preferred Partner Interests or any general partner Interests.

                  Any required approval of a series of Preferred Partner Interests may be given at a separate meeting of such holders convened for such purpose, at a meeting of the holders of all series of Preferred Partner Interests or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of a series of Preferred Partner Interests are entitled to vote to be mailed to each holder of Preferred Partner Interests. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any matter to be voted on at such meeting, and
(iii) instructions for the delivery of proxies.

                  No vote or consent of the holders of a series of Preferred Partner Interests will be required for the Partnership to redeem and cancel such series of Preferred Partner Interests in accordance with this Agreement and the related Action.

                  Notwithstanding that holders of a series of Preferred Partner Interests are entitled to vote or consent under any of the circumstances described above or under any other circumstances provided for in this Agreement or under the Delaware Act, any Preferred Partner Interests that are owned by

Met-Ed or Met-Ed's parent, GPU, Inc., or any Person owned more than 50% by Met-Ed or GPU, Inc., either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

                  (e)   Mergers.   The   Partnership   shall  not   consolidate,
                        -------
amalgamate, convert, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation, limited liability company, limited partnership, trust (including a business trust) or other entity, except with the prior approval of the Preferred Partners holding not less than [a majority] of the aggregate stated liquidation preference of such outstanding Preferred Partner Interests or as described below or under Article XII. The General Partner may, without the consent of any Person, cause the Partnership to consolidate, amalgamate, convert, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a corporation, a limited liability company, a limited partnership or a trust (including a business trust) or other entity organized as such under the laws of the United States or any state thereof or the District of Columbia (a "Successor Entity"), provided that (i) such Successor Entity either (A) expressly assumes all of the terms and provisions of the Preferred Partner Interests by which the Partnership is bound and the other obligations of the Partnership or (B) substitutes for the Preferred Partner Interests other securities (the "Successor Securities") so long as the Successor Securities rank, with regard to participation in the profits or assets of the Successor Entity, at least as high as the Preferred Partner Interests rank, with regard to participation in the profits or assets of the Partnership, (ii) Met-Ed confirms its obligations under the Guarantee with regard to the Preferred Partner Interests or Successor Securities, if any are issued, (iii) the Preferred Partner Interests or the Successor Securities will not be delisted from, or will be listed upon notification of issuance on, any national securities exchange on which the Preferred Partner Interests or Successor
Securities are then listed, (iv) such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease does not cause the Preferred Partner Interests or Successor Securities to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (v) such consolidation, amalgamation, conversion, merger, replacement, conveyance, transfer or lease does not adversely affect in any material respect the material powers, preferences and special rights of the holders of the Preferred Partner Interests or Successor Securities under the documents governing the Preferred Partner Interests or Successor Securities, including, without limitation, the voting rights provided for in Section 13.02(d) hereof (other than with respect to any dilution of the holders of the Preferred Partner Interests or Successor Securities in the Successor Entity), (vi) such Successor Entity has a purpose substantially identical to that of the Partnership and (vii) prior to such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease Met-Ed has received an opinion of counsel (which may be regular counsel to the Partnership or an Affiliate, but not an employee thereof) experienced in such matters to the effect that (A) holders of outstanding Preferred Partner Interests or Successor Securities will not recognize any gain or loss for Federal income tax proposes as a result of the merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease, (B) such Successor Entity will be treated as either a partnership or a grantor trust for Federal income tax purposes, (C) following such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease, Met-Ed and such Successor Entity will be in compliance with the 1940 Act without registering thereunder as an "investment company," and (D) such merger, consolidation, amalgamation, conversion, replacement, conveyance, transfer or lease will not cause the holders of Preferred Partner Interests or Successor Securities to be generally liable for the debts, obligations or liabilities of the Partnership or the Successor Entity.

                  (f) Substitutions. Notwithstanding any other provision of this
                      -------------
Agreement to the contrary, the General Partner may, without the consent of any Person, (i) form or cause to be formed a Successor Entity and contribute or cause to be contributed the Subordinated Debentures (and any rights to receive interest payments on such Subordinated Debentures) to the Successor Entity in exchange for all of the equity or beneficial interests in the Successor Entity, and (ii) dissolve the Partnership and, after satisfaction of liabilities to creditors as required by the Delaware Act, cause the equity or beneficial interests in the Successor Entity to be distributed to the General Partner and the holders of each series of Preferred Partner Interests in liquidation of such holders' respective Interests in the Partnership (a "Substitution Event"), provided that a Substitution Event shall not be permitted to occur unless the conditions set forth in the proviso in the second sentence of Section 13.02(e) shall have been satisfied. The General Partner may, without the consent of any Person, take any other action having similar consequences to the foregoing.

                             ARTICLE XIV - Transfers
                             -----------------------

                  Section  14.01.  Transfers  of  Preferred  Partner  Interests.
                                   --------------------------------------------
Preferred Partner Interests may be freely transferred by a Preferred Partner. No Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any

Interest not made in accordance with this Agreement shall be null and void.

                  Section 14.02.  Transfer of Certificates.  The General Partner
                                  ----------------------------------------------
shall provide for the registration of Certificates. Upon surrender for registration of transfer of any Certificate, the General Partner shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer and agreement to be bound by the provisions of this Agreement in form satisfactory to the General Partner duly executed by the Preferred Partner or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be cancelled by the General Partner. A transferee of a Certificate shall provide the Partnership with a completed Form W-9 or such other documents or information as are requested by the Partnership for tax reporting purposes and thereafter shall be admitted to the Partnership as a Preferred Partner and shall be entitled to the rights and subject to the obligations of a Preferred Partner hereunder upon the receipt by such transferee of a Certificate. The transferor of a Certificate representing such transferor's entire Preferred Partner Interest shall cease to be a limited partner of the Partnership at the time that the transferee of the Certificate is admitted to the Partnership as a Preferred Partner in accordance with this Section 14.02.

                  Section  14.03.   Persons  Deemed  Preferred   Partners.   The
                                    -------------------------------------
Partnership may treat the Person in whose name any Certificate shall be registered on the books and records of the Partnership as the Preferred Partner and the sole holder of such Certificate for purposes of receiving distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

                  Section 14.04.  Book Entry  Interests.  The  Certificates,  on
                                  ---------------------
original issuance, may, but need not, be issued in the form of a typewritten Certificate or Certificates representing the Book Entry Interests, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Partnership. Any such Certificates shall be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Preferred Partner Interest Owner will receive a definitive Certificate representing such Preferred Partner Interest Owner's interests in such Certificate, except as provided in Section 14.06. Except to the extent that definitive, fully registered Certificates (the "Definitive Certificates") have been issued to the Preferred

Partner Interest Owners pursuant to Section 14.06 or other Persons pursuant to this Agreement, with respect to Global Certificates:

                           (a)  The provisions of this Section shall be in full
force and effect;

                           (b) The  Partnership and the General Partner shall be
entitled to deal with the
Clearing Agency for all purposes of this Agreement (including the payment of distributions on such Global Certificates and receiving approvals, votes or consents hereunder) as a Preferred Partner and the sole holder of such Global Certificates and shall have no obligations to the Preferred Partner Interest Owners;

                           (c) The  rights  of the  Preferred  Partner  Interest
Owners shall be exercised only
through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Partner Interest Owners and the Clearing Agency and/or the Clearing Agency Participants. With respect to such Global Certificates, the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of distributions on such Global Certificates to such Clearing Agency Participants;

                           (d) Subject in all respects to Section 14.07,  to the
extent that the provisions of
this Section conflict with any other provisions of this Agreement as they relate to Global Certificates, the provisions of this Section shall control; and

                           (e)  Whenever  this  Agreement  requires  or  permits
actions to be taken based upon
approvals, votes or consents of a percentage of the Preferred Partners who hold Global Certificates, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Preferred Partner Interest Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interests in such Global Certificates and has delivered such instructions to the General Partner.

                  Section 14.05.  Notices to Clearing Agency.  Whenever a notice
                                  --------------------------
or other communication to the Preferred Partners who hold Global Certificates is required under this Agreement, the General Partner shall give all such notices and communications specified herein to be given to such Preferred Partners to the Clearing Agency, and shall have no obligations to such Preferred Partner Interest Owners.

                  Section 14.06.  Definitive  Certificates.  If (a) the Clearing
                                  ------------------------
Agency elects to discontinue its services as securities depository and gives reasonable notice to the Partnership, or (b) the Partnership elects to terminate the book entry system through the Clearing Agency, then Definitive Certificates shall be prepared by the Partnership. Upon surrender of the typewritten Certificate or Certificates representing the Book Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause the Definitive Certificates to be delivered to the holders of Preferred Partner Interests in accordance with the instructions of the Clearing Agency. The General Partner shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive Certificate in accordance with this Article XIV shall be admitted to the Partnership as a Preferred Partner upon receipt of such Definitive Certificate. The Clearing Agency or the nominee of the Clearing Agency, as the case may be, shall cease to be a limited partner of the Partnership, in relation to that series of Preferred Partner Interests, under this Section 14.06 at the time that at least one additional Person is admitted to the Partnership as a Preferred Partner in accordance with this Section 14.06. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the General Partner, as evidenced by its execution thereof.

                  Section 14.07.  Definitive  Certificates on Original Issuance.
                                  ----------------------------------------------
Notwithstanding anything in this Agreement to the contrary, including, without limitation, Sections 14.04, 14.05 and 14.06, on original issuance, Certificates may, but need not, be issued to The Depository Trust Company in the form of a Global Certificate or Global Certificates in accordance with Section 14.04, and may, but need not, be issued to any Person in the form of a Definitive Certificate or Definitive Certificates in accordance with this Section 14.07. Without limiting the generality of the foregoing, in connection with the original issuance of Certificates as Definitive Certificates in accordance with this Section 14.07, (i) a Clearing Agency or a nominee of the Clearing Agency that is a limited partner of the Partnership in accordance with sections 14.03 and 14.04 with respect to one or more series of Preferred Partner Interests shall continue to be a limited partner of the Partnership notwithstanding the fact that another Person holding a Definitive Certificate issued in accordance with this Section 14.07 has been admitted to the Partnership as a limited partner of the Partnership with respect to one or more series of Preferred Partner Interests, and (ii) Section 14.04, 14.05 and 14.06 shall be inapplicable to a Person holding a Definitive Certificate issued in accordance with this
Section 14.07. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the General Partner, as is evidenced by its execution thereof. Registration of transfers of Preferred Partner Interests will be effected without charge by or on behalf of the Partnership, but upon payment of any tax or other governmental charges which may be imposed in relation to it. The Partnership will not be required to register or cause to be registered the transfer of Preferred Partner Interests after such Preferred Partner Interests have been called for redemption. Any Person receiving a Definitive Certificate in accordance with this Section 14.07 shall be admitted to the Partnership as a Preferred Partner pursuant to Section 2.06.

                              ARTICLE XV - General
                              --------------------

                  Section 15.01. Power of Attorney.
                                 -----------------

                  (a) The Class A Limited Partner and each Preferred Partner constitutes and appoints the General Partner and the Liquidating Trustee as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, acknowledge and deliver or file (i) all instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Partnership, (ii) all instruments, documents and certificates that may be required to effectuate the dissolution and termination of the Partnership in accordance with the provisions hereof and Delaware law, (iii) all other amendments of this Agreement or the Certificate of Limited Partnership and other filings contemplated by this Agreement including, without limitation, amendments reflecting the withdrawal of the General Partner, or the return, in whole or in part, of the contribution of any Partner, or the addition, substitution or increased contribution of any Partner, or any action of the Partners duly taken pursuant to this Agreement whether or not such Partner voted in favor of or otherwise approved such action, and (iv) any other instrument, certificate or document required from time to time to admit a Partner, to effect its substitution as a Partner, to effect the substitution of the Partner's assignee as a Partner or to reflect any action of the Partners provided for in this Agreement.

                  (b) The powers of attorney granted herein (i) shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, insanity, incompetency or incapacity (or, in the case of a Partner that is a corporation, association, partnership, limited liability company or trust, shall survive the merger, consolidation, conversion, dissolution or other termination of existence) of the Partner and (ii) shall survive the assignment by the Partner of the whole or any portion of his Interest, except that where the assignee of the whole or any portion thereof has furnished a power of attorney, this power of attorney shall survive such assignment for the sole purpose of enabling the General Partner and the Liquidating Trustee to execute, acknowledge and file any instrument necessary to effect any permitted substitution of the assignee for the assignor as a Partner and shall thereafter terminate. In the event that the appointment conferred in this Section 15.01 would not constitute a legal and valid appointment by any Partner under the laws of the jurisdiction in which such Partner is incorporated, established or resident, upon the request of the General Partner or the Liquidating Trustee, such Partner shall deliver to the General Partner or the Liquidating Trustee a properly authenticated and duly executed document constituting a legal and valid power of attorney under the laws of the appropriate jurisdiction covering the matters set forth in this
Section 15.01.

                  (c) The General Partner may require a power of attorney to be executed by a transferee of a Partner as a condition of its admission as a substitute Partner.

                  Section  15.02.  Waiver  of  Partition.  Each  Partner  hereby
                                   ----------------------
irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property or assets.

                  Section 15.03. Notices. Any notice permitted or required to be
                                 --------
given hereunder shall be in writing and shall be deemed given (i) on the day the notice is first mailed to a Partner by first class mail, postage prepaid, or
(ii) on the date it was delivered in person to a Partner, receipt acknowledged, at its address appearing on the books and records of the Partnership. Another address may be designated by a Partner by such Partner giving notice of its new address as provided in this Section 15.03.

                  Section 15.04. Entire Agreement. This Agreement, including the
                                 ----------------
exhibits annexed hereto and incorporated by reference herein, contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein.

                  Section 15.05. Waivers. Except as otherwise expressly provided
                                 -------
herein, no purported waiver by any party of any breach by another party of any of his obligations, agreements or covenants hereunder, or any part thereof, shall be effective unless made in a writing executed by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any provision of this Agreement, or any part hereof, shall be deemed to be a waiver of any other subsequent similar or different default or breach, or any election of remedies available in connection therewith, nor shall the acceptance or receipt by any party of any money or other consideration due him under this Agreement, with or without knowledge of any breach hereunder, constitute a waiver of any provision of this Agreement with respect to such or any other breach.

                  Section 15.06. Headings. The section headings herein contained
                                 --------
have been inserted only as a matter of convenience of reference and in no way define, limit or describe the scope or intent of any provisions of this Agreement nor in any way affect any such provisions.

                  Section 15.07. Separability.  Each provision of this Agreement
                                 ------------
shall be considered to be separable, and if, for any reason, any such provision or provisions, or any part thereof, is determined to be invalid and contrary to any existing or future applicable law, such invalidity shall not impair the operation of, or affect, those portions of this Agreement which are valid, and this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted.

                  Section 15.08. Contract Construction.  Whenever the content of
                                 ---------------------
this Agreement permits, the masculine gender shall include the feminine and neuter genders, and reference to singular or plural shall be interchangeable with the other. References in this Agreement to particular sections of the Code or to provisions of the Delaware Act shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement.

                  Section 15.09. Counterparts. This Agreement may be executed in
                                 ------------
one or more counterparts and each of such counterparts for all purposes shall be deemed to be an original, but all of such counterparts, when taken together, shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

                  Section 15.10.  Benefit.  This Agreement shall be binding upon
                                  -------
and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be deemed for the benefit of creditors or any other Persons, nor shall it be deemed to permit any assignment by a Partner of any of its rights or obligations hereunder except as expressly provided herein.

                  Section 15.11.  Further  Actions.  Each of the Partners hereby
                                  ----------------
agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purposes of this Agreement and as are not inconsistent with the terms hereof.

                  Section 15.12. Governing Law. This Agreement shall be governed
                                 -------------
by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict of laws.

                  Section  15.13.  Amendments.  Except  as  otherwise  expressly
                                   ----------
provided herein or as otherwise required by law, this Agreement may be amended by a written instrument executed by only the General Partner.

       WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          GENERAL PARTNER:
                                          MET-ED PREFERRED CAPITAL II, INC.


                                          By:___________________________________
                                          Name: T.G. Howson
                                          Title: Vice President



                                          CLASS A LIMITED PARTNER:


                                          --------------------------------------
                                                   T.G. Howson

                                          PREFERRED LIMITED PARTNER:
                                          MET-ED CAPITAL TRUST


                                          By:___________________________________
                                             Name:
                                             Title: Regular Trustee

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                                    Exhibit A


               Certificate Evidencing Preferred Partner Interests

                                       of

                            Met-Ed Capital II, L.P.


                        ___% Cumulative Preferred Partner
                  Interests, Series __ (liquidation preference
                       $__ per Preferred Partner Interest)


                  Met-Ed Capital II, L.P., a Delaware limited  partnership (the
"Partnership"),   hereby   certifies  that  __________  (the  "Holder")  is  the
registered  owner  of  ____________   (_______)  fully  paid  Preferred  Partner
Interests of the Partnership designated the ___% Cumulative Preferred Partner Interests, Series __ (liquidation preference $__ per Preferred Partner Interest) (the "Series __ Preferred Partner Interests") representing preferred limited partner interests in the Partnership transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Series __ Preferred
Partner Interests are set forth in, and this Certificate and the Series __ Preferred Partner Interests represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Partnership Agreement dated as of ___________, 1998 of the Partnership as the same may, from time


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


to time, be amended (the "Partnership Agreement") authorizing the issuance of the Series __ Preferred Partner Interests and determining, along with any Actions of the General Partner of the Partnership as authorized under the Partnership Agreement, the preferred, deferred and other special rights and restrictions, regarding distributions, voting, redemption and otherwise and other matters relating to the Series __ Preferred Partner Interests. The Partnership will furnish a copy of the Partnership Agreement to the Holder without charge upon written request to the Partnership at its principal place of business. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement. The Holder is entitled to the benefits of the Payment and Guarantee Agreement of Metropolitan Edison Company, dated as of _____________, 1998, as the same may be amended from time to time, relating to the Preferred Partner Interests (the "Guarantee") and of the Indenture between Metropolitan Edison Company and United States Trust Company of New York, dated as of ________, 1998, as the same may be amended from time to time (the "Indenture"), under and pursuant to which the related series of Subordinated Debentures are issued and outstanding, in either case to the extent provided therein. The Partnership will furnish a copy of the Guarantee and Indenture to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

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


                  The Holder, by accepting this  Certificate,  is deemed to have
(i) agreed that the Subordinated Debentures issued pursuant to the Indenture are subordinate and junior in right of payment to all Senior Indebtedness of Metropolitan Edison Company as and to the extent provided in the Indenture and
(ii) agreed that the Guarantee is subordinate and junior in right of payment to all general liabilities of Metropolitan Edison Company. Upon receipt of this Certificate, the Holder is admitted to the Partnership as a Preferred Partner, is bound by the Partnership Agreement and is entitled to the benefits thereunder.

      IN WITNESS WHEREOF, the Partnership has executed this Certificate this ____ day of _____________, 1998.


                                            MET-ED CAPITAL II, L.P.

                                            By:  Met-Ed Preferred Capital II,
                                                 Inc., its General Partner


                                            By: ______________________________
                                                Name: T.G. Howson
                                                Title: Vice President







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